SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 17, 2013

THE FIRST BANCSHARES, INC.
_______________________________________________
(Exact name of registrant as specified in its charter)

MISSISSIPPI	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 US Highway 98 West Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (601) 268-8998

Not applicable
__________________________________________________
(Registrant's former address of principal executive offices)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On January 18, 2013, The First Bancshares, Inc. (the “Company”) received a letter, dated January 17, 2013, from Dennis Pierce announcing his resignation from the Company’s board of directors (the “Board”).  The Board wishes to express its appreciation for Mr. Pierce’s service and wishes him well in his future endeavors.  The Board does not expect to fill Mr. Pierce’s seat on the Board at this time.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Letter from Dennis Pierce announcing his resignation from the Board of Directors of The First Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC. (Registrant)

Date: January 18, 2013	By:	/s/ Donna T. Lowery
Donna T. Lowery, Chief Financial Officer